Exhibit (a)(1)(G)

Sample Confirmation – Declined Offer

From: Nanometrics

Sent:

To: [Participant]

Subject: Confirmation of Election

Date

Dear [Participant]

We show that you have elected not to exchange one or more of your eligible stock option grants pursuant to the Nanometrics Option Exchange Program.

Eligible Options						New Options
Option Number	Option Type	Grant Date	Strike Price	Options Outstanding	Options Vested	New Options	New Options Vested	Election

If the above is not your intent, we encourage you to log back into the Option Exchange Program Website at https://nanometrics.equitybenefits.com/ to change your election before 5:00 p.m., Pacific, on September 3, 2009. Log into the Option Exchange Program Website using your Log-In ID and Password.

Should you have any questions, please feel free to contact the SOS Customer Service Center at 408-754-4650 or email to: nanometrics.@sos-team.com.

Sample Confirmation – Receipt of Election

From: Nanometrics

Sent:

To: [Participant]

Subject: Confirmation of Election

Date

Dear [Participant]

Your election to exchange eligible stock options has been recorded as follows:

Eligible Options						New Options
Option Number	Option Type	Grant Date	Strike Price	Options Outstanding	Options Vested	New Options	New Options Vested	Election

Because you have submitted your election electronically, we strongly encourage you to print this page and keep it for your records.

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